Earnings News Release Dated December 7, 2006	Exhibit 99.1
News from UTi
Contacts:

Lawrence R. Samuels	Angie Yang/Laurie Berman
Chief Financial Officer	PondelWilkinson Inc.
UTi Worldwide Inc.	310.279.5980
310.604.3311	investor@pondel.com
UTi WORLDWIDE REPORTS 25% INCREASE IN NET REVENUES FOR FISCAL 2007 THIRD QUARTER
— Company Announces Restatement of Previously Reported Results Relating to SLi Earn-out Payments —
Rancho Dominguez, California — December 7, 2006 — UTi Worldwide Inc. (NASDAQ:UTIW) today reported preliminary financial results for the three-month period ended October 31, 2006.
For the third quarter of fiscal 2007, gross revenues increased 28 percent to $946.3 million from $740.9 million in the prior-year third quarter. Net revenues increased 25 percent to $316.2 million for the third quarter of fiscal 2007 from $253.2 million in the prior-year third quarter. Continued organic growth across all geographic regions, as well as contributions from the company’s March 2006 acquisition of Market Industries, Ltd., contributed to the revenue growth in the fiscal 2007 third quarter. After adjusting for the impact of the acquisitions made since August 1, 2005 and currency fluctuations on the comparison of UTi’s results, the company estimated that its gross and net revenues grew organically by 13 percent and 15 percent, respectively, in the fiscal 2007 third quarter, when compared with the corresponding period a year ago.
“We remain very pleased with our team’s ability to successfully execute UTi’s strategy of delivering high value solutions that meet or exceed our clients’ requirements for global integrated logistics,” said Roger I. MacFarlane, chief executive officer of UTi Worldwide. “We are confident that the investments we are making in areas such as sales personnel and process improvements will better position us to provide even greater long-term benefits for our clients, as well as for UTi.”
Preliminary operating income in the third quarter of fiscal 2007 totaled $45.3 million. As a percentage of net revenues this equaled 14.3 percent in the fiscal 2007 third quarter. Preliminary net income for the fiscal 2007 third quarter was $30.5 million, or $0.31 per diluted share.
The company’s fiscal 2007 third quarter preliminary results include $1.1 million of additional staff costs, with no tax benefit, resulting from the revised accounting described below.
Subsequent to the end of the third quarter of fiscal 2007, the company announced its acquisition of Span America Holding Company, Inc. and Span Manufacturing Limited (together “Span”). A value-added provider of integrated and customized supply chain management solutions, primarily in North America, Span is expected to enhance UTi’s value-added supply chain management capabilities. As previously reported, the acquisition is expected to be accretive to the company’s net income in the first year of UTi’s ownership of Span.
“Throughout our five-year NextLeap journey, we have made significant investments in strengthening our overall business, increasing our competitive position in the marketplace and returning increasing value to our shareholders,” MacFarlane said. “As we near the close of this journey, we are busy planning the next phase in UTi’s evolution and are excited to identify and implement new ways to improve upon our ability to meet the end-to-end supply chain needs of our clients.”

Earnings News Release Dated December 7, 2006	Exhibit 99.1
Restatement of Previously Reported Results Relating to SLi Earn-out Payments
In response to comments received from the Securities and Exchange Commission (SEC) as a part of the SEC’s regular review of the company’s 1934 Act filings, the company reviewed its previous accounting for a portion of the consideration paid in relation to the acquisition of Grupo SLi and Union, SLi (together, SLi). As a result of that review, the company determined that a portion of the consideration paid to the selling shareholders, previously reflected as purchase consideration and included in goodwill in the company’s Consolidated Balance Sheet, represents an element of compensation cost. Accordingly, the company determined it is necessary to restate its previously reported results.
The company acquired SLi in January 2002 for approximately $14 million in cash plus four annual earn-out payments totaling approximately $40 million in cash and 2,126,901 ordinary shares of the company, representing approximately $104 million of total consideration. UTi has satisfied all payment obligations under the SLi acquisition agreement, a copy of which was previously filed as an exhibit to the company’s Form 10-Q for the quarter ended April 30, 2005.
Although the company continues to have active dialogue with the SEC on this matter, the company believes the portion of the total SLi consideration that represents compensation cost is approximately $75 million to $80 million. UTi intends to restate its previously reported results to include the aforementioned compensation cost as Staff Costs in its Consolidated Income Statement. Accordingly, the company will be amending the appropriate filings with the SEC to include restated financial statements correcting this error. As a result of the upcoming restatements, the company cautions investors and others that its annual and interim financial statements with respect to each of the fiscal periods ended January 31, 2003 through July 31, 2006 previously filed with the SEC should not be relied upon. In addition, the company cautions that its results for the fiscal 2007 third quarter are preliminary due to the fact that the company continues to have ongoing discussions with the SEC on this matter. Accordingly, the amount of Staff Costs included in the company’s fiscal 2007 third quarter may change.
The accounting error giving rise to the restatements described above will not result in additional or different payments being made to the sellers of SLi. In addition, the accounting error and related restatements are not expected to have any impact on the company’s revenues, cash balances, tax position, or its current or future compliance with any of its financial covenants or debt instruments, nor will they have any impact on the company’s fiscal 2007 fourth quarter or any period thereafter.
Due to the complex nature of the SLi transaction and related accounting, the company cannot assure you that the final amounts included in its restated financial results will be within the ranges included herein. Although the company expects to file its Quarterly Report on Form 10-Q for the third fiscal quarter on December 18, 2006, it cannot be assured that the anticipated timing will be met.

Earnings News Release Dated December 7, 2006	Exhibit 99.1
Investor Conference Call
UTi management will host an investor conference call today, December 7, 2006, at 8:00 a.m. PST (11:00 a.m. EST) to review the company’s financials and operations for the fiscal 2007 third quarter. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 10:00 a.m. PST, today, through December 31, 2006 by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using replay passcode 42944051.
About UTi Worldwide
UTi Worldwide Inc. is an international, non-asset-based global integrated logistics company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ global supply chains.
Use of Non-GAAP Financial Information
This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. We believe that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, we have referred to gross and net revenue growth adjusted to exclude the impact of acquisitions made since August 1, 2005, and the impact of changes in the translation of foreign currencies into U.S. dollars. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for gross and net revenue growth calculated in accordance with GAAP.

Earnings News Release Dated December 7, 2006	Exhibit 99.1
Safe Harbor Statement
Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, statements regarding the restatement and related audit of our financial statements for prior periods and the timing and impact thereof, the anticipated impact of the accounting errors related to the acquisition of SLi on our results of operations and financial condition, the amount and allocation of expense throughout the impacted periods and any changes from our preliminary estimates, the scope and number of material weaknesses in internal control over financial reporting and their potential effect on the restatement process, the effect of our restatement on our compliance with the covenants in our debt agreements, the company’s discussion of its NextLeap goals and journey, UTi’s growth strategies and plans which it is developing for the next phase of the company’s evolution, comments about the company’s investments which it believes have helped strengthen UTi’s overall business, increase its competitive position in the marketplace and return increase value to its shareholders, the company’s ability to meet the end-to-end supply chain needs of its clients and any other statements which are not historical facts. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including integration risks associated with acquisitions, the ability to retain customers and management of acquisition targets; a challenging operating environment; increased competition; the impact of higher fuel costs; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and Europe; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; the success and effects of new strategies; disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on our forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
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(Tables Follow)

Earnings News Release Dated December 7, 2006	Exhibit 99.1
UTi Worldwide Inc.
Preliminary Condensed Consolidated Income Statements
(in thousands, except share and per share amounts)

Three months ended
October 31, 2006
(Unaudited)
Gross revenues:
Airfreight forwarding	$374,406
Ocean freight forwarding	244,044
Customs brokerage	22,147
Contract logistics	130,749
Distribution and other	174,975

Total gross revenues	$946,321

Net revenues:
Airfreight forwarding	$87,045
Ocean freight forwarding	39,815
Customs brokerage	21,509
Contract logistics	109,314
Distribution and other	58,547

Total net revenues	316,230

Staff costs	162,875
Depreciation and amortization	8,339
Amortization of intangible assets	2,049
Other operating expenses	97,636

Operating income	45,331
Interest expense, net	(4,042)
Gains on foreign exchange	276

Pretax income	41,565
Provision for income taxes	10,153

Income before minority interests	31,412
Minority interests	(924)

Net income	$30,488

Basic earnings per share	$0.31
Diluted earnings per share	$0.31

Number of weighted-average shares outstanding used for per share calculations:
Basic shares	97,300,123
Diluted shares	99,807,535

Earnings News Release Dated December 7, 2006	Exhibit 99.1
UTi Worldwide Inc.
Preliminary Segment Reporting
(in thousands)

	Three months ended October 31, 2006
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$221,488	$320,773	$261,645	$142,415	$—	$946,321

Net revenue	$66,440	$137,369	$44,055	$68,366	$—	$316,230
Staff costs	37,723	76,288	15,639	29,669	3,556	162,875
Depreciation and amortization	1,624	2,831	988	2,368	528	8,339
Amortization of intangible assets	—	1,788	111	150	—	2,049
Other operating expenses	17,349	41,935	9,990	24,937	3,425	97,636

Operating income/(loss)	$9,744	$14,527	$17,327	$11,242	$(7,509)	45,331

Interest expense, net						(4,042)
Gains on foreign exchange						276

Pretax income						41,565
Provision for income taxes						10,153

Income before minority interests						$31,412

UTi Worldwide Inc.
Preliminary Supplemental Financial Information
(in thousands)

Three months ended
October 31, 2006
(Unaudited)
Forwarding, Customs Brokerage & Other:

Gross revenue from external customers	$676,185

Net revenue	$158,657
Staff costs	78,227
Depreciation and amortization	3,610
Other operating expenses	40,654

Operating income	$36,166

Contract Logistics, Distribution & Other:

Gross revenue from external customers	$270,136

Net revenue	$157,573
Staff costs	81,092
Depreciation and amortization	4,201
Amortization of intangible assets	2,049
Other operating expenses	53,557

Operating income	$16,674

Earnings News Release Dated December 7, 2006	Exhibit 99.1
UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our gross and net revenues over the corresponding prior-year period.

		Organic
		growth
Gross revenues:
Three months ended October 31, 2006 (as reported)	$946,321
Less: Acquisitions impact (1)	(115,335)
Add: Currency impact (2)	3,264

Three months ended October 31, 2006 (as adjusted)	$834,250

Three months ended October 31, 2005	$740,946	13%

Net revenues:
Three months ended October 31, 2006 (as reported)	$316,230
Less: Acquisitions impact (3)	(30,449)
Add: Currency impact (2)	4,729

Three months ended October 31, 2006 (as adjusted)	$290,510

Three months ended October 31, 2005	$253,227	15%

(1)	Represents gross revenues attributable to acquisitions that were completed on or after November 1, 2005. For the Concentrek acquisition that was completed on October 1, 2005, we have only included a pro-rata portion of gross revenues attributable to Concentrek in the three months ended October 31, 2006.

(2)	Represents the fluctuations in foreign currency exchange rates when balances are translated into U.S. dollars.

(3)	Represents net revenues attributable to acquisitions that were completed on or after November 1, 2005. For the Concentrek acquisition that was completed on October 1, 2005, we have only included a pro-rata portion of net revenues attributable to Concentrek in the three months ended October 31, 2006.